Exhibit 99.2

PRESS RELEASE

For Immediate Release

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP ANNOUNCES PROPOSED PRIVATE OFFERING

Las Vegas, Nevada, September 7, 2017 — MGM Growth Properties Operating Partnership LP and MGP Finance Co-Issuer, Inc. (together, the “Issuers”), consolidated subsidiaries of MGM Growth Properties LLC (NYSE: MGP) (the “Company”), today announced that the Issuers propose to offer $350 million in aggregate principal amount of senior notes due 2027 (the “notes”) in a private placement.

The Issuers plan to use the net proceeds of the offering to pay MGM Resorts International (“MGM”) a portion of the $1,187.5 million purchase price for the long-term leasehold interest and real property improvements related to the MGM National Harbor casino resort (the “MGM National Harbor Transaction”), including to refinance indebtedness expected to be assumed by a subsidiary of the Company in connection with the transaction. The MGM National Harbor Transaction is expected to close in the fourth quarter of 2017, subject to regulatory approvals and other customary closing conditions.

The offering of the notes is not conditioned upon the successful completion of the MGM National Harbor Transaction. If the MGM National Harbor Transaction does not occur for any reason, the Issuers intend to use the net proceeds of the offering for working capital and general corporate purposes, which may include acquisitions, the repayment of indebtedness and other general business purposes.

The notes proposed to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company gives no assurance that the proposed offering can be completed on any terms.

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Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding the timing of the closing of the acquisition. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the Company’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing the Company’s planned acquisitions or projects, including the MGM National Harbor Transaction and any other acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; the Company’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE MGM Growth Properties LLC

MGM GROWTH PROPERTIES LLC CONTACTS:

Investment Community	News Media
ANDY H. CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer MGM Growth Properties LLC
(702) 669-1470